DREYFUS PREMIER INVESTMENT FUNDS
Dreyfus Enhanced Income Fund
Dreyfus Global Real Estate Securities Fund
Dreyfus Large Cap Equity Fund
Dreyfus Large Cap Growth Fund
Dreyfus Large Cap Value Fund
Registration No. 811-6490

Sub-Item 77I

On March 18, 2008, the Registrant’s Board of Directors authorized the creation of a new series of shares, namely Dreyfus Enhanced Income Fund, Dreyfus Global Real Estate Securities Fund, Dreyfus Large Cap Equity Fund, Dreyfus Large Cap Growth Fund and Dreyfus Large Cap Value Fund, descriptions of which appear in the documents incorporated by reference below:

1. The Prospectuses and Statement of Additional Information, incorporated by reference to the Registrant’s Post-Effective Amendment No. 46 the Registrant's Registration Statement on Form N-1A, filed on March 27, 2008, effective as of March 31, 2008.

2. The Registrant’s Articles Supplementary, incorporated by reference to Exhibit (1)(c) of Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A, filed on March 27, 2008.

3. The Registrant's Rule 12b-1 Service Plan, incorporated by reference to Exhibit (10)(b) of Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A, filed on March 27, 2008.

4. The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A, filed on July 17, 2008.